DIGITAL POWER CORPORATION


DESIGN ACQUISITION

     THIS INITIAL AGREEMENT is made and entered into in San Jose, Santa Clara County, California, this 10th day of November, 1987, by and between DIGITAL POWER, INC., (hereinafter referred to as "DIGI-POWER") whose principal place of business is 686 E. Gish Road, San Jose, California 95112, and Mr. Ki Dong Kang of KDK ELECTRONICS, (hereinafter referred to as Mr. Kang) whose principal place of business is 15520 Orbit Drive, Saratoga, California 95070.

     For the design rights and transfer of technical know-how, Digital Power will compensate Ki Dong Kang of KDK Electronics as follows:

     1) $10,000 upon signing of an agreement and $10,000 on the 1st of each of the following nine months.

     2)   Royalties are as follows:

          5% on First $ 20,000,000 sales.
          4% on Next  $ 25,000,000 sales.
          3% on Next  $ 33,333,333 sales.
          2% on Next  $ 50,000,000 sales.
          1% on Next  $100,000,000 sales.

          At this point royalties cease.

     3)   Stock option:

          Option on 135,000 shares of Digital Power Stock at 3.50 per share. Optionable when the 1st $20,000,000 in sales has been reached. Digital Power will pay in the $472,500.00 to cover the purchase of shares for Mr. Kang.

          In return for the above compensation Digital Power owns all rights to the following products developed by Mr. Kang.
     See: Appendix "A"

          Mr. Kang will give the necessary assistance to get technology and know-how on these products into Digital Power manufacturing. On an ongoing basis Digital Power will have access to 20 hours per month of Mr. Kang's assistance, as long as the Royalty Agreement is in effect. Digital Power reserves the first right of refusal on any new products Mr. Kang develops in the future.

          Mr. Kang promises not to sell or divulge to any other company any of the technology purchased by Digital Power. Digital Power will compensate Mr. Kang on any new projects which require Mr. Kang's assistance. The compensation will be determined on a job by job basis mutually agreed upon by both parties.

APPENDIX "A"

Products:

STANDARD PACKAGE (L or U Bracket)

1. 80-1OOW Family AC-DC 1.5 inch high 4 output

2. 150-200W Family AC-DC 1.5 inch high 4 output

3. 80-1OOW Family DC-DC 1.5 inch high
     A. 12V input 4 outputs
     B. 24V input 4 outputs
     C. 48V input 4 outputs

4. 150-200W Family DC-DC 1.5 inch high

     A. 12V input 4 outputs
     B. 24V input 4 outputs
     C. 48V input 4 outputs

5. Up to 500W Family-Natural progression

SLIM LINE

1. lOOW 4 output 0.8 inch high AC-DC

2. lOOW 4 output 0.8 inch high 12V input DC-DC Converter

3. 100W 4 output 0.8 inch high 24V input DC-DC Converter

SPECIAL

1) AC input module integrated P.S.
   lOOW

2) 200W


                                         /S/ KI DONG KANG
                                     __________________________

                                         /S/ CLAUDE ADKINS
                                     __________________________

                          SUPPLEMENTARY AGREEMENT


     This is to clarify and supplement our agreement entered on November
10, 1987.

     KDK Electronics Inc. has no obligation to Digital Power
Corp. for the two products group listed below.

     1) New products developed after the agreement date, November 10, 1987.

     2) Products already developed by KDK but not implemented to production line of Digital Power Corporation as of May 23,
1988.




                         May 23,1988    /S/ KI DONG KANG
                                      __________________________

                         May 23,1988    /S/ CLAUDE ADKINS
                                      __________________________

                             AGREEMENT

     1. 5% royalty on net sales of KD100, KD150 and KD200 power supplies and any derivatives employing this base design.

     2. 100,000 shares stock option when net sales of Item #1 reach $20,000,000 (subject to terms and conditions of original agreement).

     3. All past and future royalty payments paid out at 4% of total DPC net sales on a monthly basis (3% for the first 12 payments), the first payment due upon signing a new agreement.

     4. This agreement applies only to designs incorporated by DPC as of June 22, 1990. It is our understanding that KDK has in development various features, enhancements or other products, the purchase of which would be the subject of a new agreement.

     5. KDK agrees not to sell or license these products to a competing power supply manufacturer. However, KDK is free to manufacture these products for sale to end customers, or to license the manufacture of these products to an end customer who would employ them, not for resale, but as a part of their product. If DPC does not achieve $3.5 million in net sales from July, 1990 through June, 1991, then KDK is free to sell or license these products to a competing power supply company.

     6. DPC is developing new designs and KDK would inspect these designs prior to this agreement to assure that they are not KDK designs.

     7. There will be a 1% per month penalty charge on any payments delayed over 10 days, plus an additional 1% per month interest charge for balances owing beyond 30 days.

     8.   DPC will provide two monthly reports to KDK as follows:

          NEW ORDERS                    SHIPMENTS
          KDK Designs         $         KDK Designs         $
          Old DPC Designs     $         Old DPC Designs     $
          New DPC Designs     $         New DPC Designs     $

     9. If Digital Power Corporation is sold or merged, by the time of such events, unpaid royalty is due and prorated stock option may be exercised based on total accrued royalty.

     10.  Mutually dismiss all litigations.

  Date 6/29/90    /S/ KI DONG KANG      KDK ELECTRONICS, INC.
                Ki Dong Kang, President

  Date 6/29/90    /S/ ROBERT O. SMITH   DIGITAL POWER CORPORATION
                Robert O. Smith, CEO